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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan, the 1995 Stock Option Plan and the 1995 Director Option Plan of YES! Entertainment Corporation of our report dated February 28, 1996, with respect to the consolidated financial statements and schedule of YES! Entertainment Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP


San Jose, California
June 5, 1996